UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On November 7, 2012, the Board of Directors (the “Board”) of URS Corporation (“URS”) appointed Timothy R. McLevish to the Board. The Board determined that Mr. McLevish is independent within the meaning of the rules of the New York Stock Exchange and URS’ Corporate Governance Guidelines.  No determinations have yet been made regarding any Board committees on which Mr. McLevish will be asked to serve.  Mr. McLevish is entitled to receive the standard compensation and indemnification arrangements given to other URS non-management directors disclosed in URS’ Annual Report on Form 10-K filed on February 27, 2012 and in URS’ Definitive Proxy Statement filed on April 19, 2012.  A copy of the press release announcing Mr. McLevish’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release, dated November 7, 2012, entitled “Timothy McLevish Joins URS Board.” FILED HEREWITH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: November 8, 2012	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 7, 2012, entitled “Timothy McLevish Joins URS Board.” FILED HEREWITH.